Duke REALTY

# News Release

**FOR IMMEDIATE RELEASE**

## DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

**Record Annual Leasing Volume of 28.0 million Square Feet**

**25.3 percent Growth in Rents on Leasing Activity**

**2019 Guidance Issued**

(INDIANAPOLIS, January 30, 2019) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only, logistics REIT, today reported results for the fourth quarter and full year 2018.

Jim Connor, Chairman and Chief Executive Officer, said, "I'm happy to announce full year and fourth quarter 2018 results, which are highlighted by outstanding operational successes and the continued execution of our growth strategy. Operational results for the fourth quarter included the execution of 8.1 million square feet of leases, with leasing volume for the year totaling 28.0 million square feet, which is our highest year of industrial leasing volume on record. Partly as the result of early renewals of leases expiring in 2019, leases were renewed during the fourth quarter at an 87.9 percent tenant retention rate, which has reduced turnover risk and helped us accelerate expected rental rate increases. New and renewal leases executed during the quarter, on a combined basis, resulted in 25.3 percent growth in annualized net effective rents and 7.0 percent rent growth on a cash basis. Same-property net operating income also increased by 3.5 percent during the fourth quarter compared to the fourth quarter of 2017, and 4.3 percent for the full year 2018 compared to 2017. All of these operational accomplishments led to a strong finish to 2018, with full year Core FFO of $1.33 per diluted share, which represents 7.3 percent growth over 2017."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "We financed the majority of our fourth quarter development and acquisition activity with disposition proceeds, cash on hand and cash that had been held in escrow for 1031 exchanges. We have no debt maturities of any significance until 2021, which allows us to finance ongoing growth with a combination of internally generated funds available to be reinvested, $273 million of interest-bearing notes receivable that mature at various points through January 2020, expected

proceeds from planned asset dispositions, and the capacity to modestly increase leverage, while still maintaining our current credit ratings."

**Quarterly Highlights**

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. The company adopted the "NAREIT Funds from Operations White Paper - 2018 Restatement" (the "2018 White Paper") effective December 31, 2018. All current and prior period computations of FFO, as defined by NAREIT, are presented in accordance with the guidance in the 2018 White Paper.

- Net income was $0.18 per diluted share for the fourth quarter of 2018, compared to $0.52 per diluted share for the fourth quarter of 2017. The decrease to net income per diluted share was due to significant gains recognized from the sale of the final tranches of the company's medical office portfolio during the fourth quarter of 2017. Net income for the full year 2018 was $1.07 per diluted share compared to $4.56 per diluted share for the full year 2017. The decreased net income per diluted share for the full year was primarily the result of the significant gains on the disposition of the company's medical office portfolio during 2017.

- FFO, as defined by NAREIT, was $0.36 per diluted share for the fourth quarter of 2018, compared to $0.32 per diluted share for the fourth quarter of 2017. FFO per diluted share, as defined by NAREIT, increased due to significant investments in new industrial properties over the last year and overall improved operational performance. FFO, as defined by NAREIT, was $1.34 per diluted share for the full year 2018 compared to $1.25 per diluted share for the full year 2017. In addition to the factors leading to the increase in FFO per share for the fourth quarter, the increased FFO per diluted share for the year was also driven by lower interest expense in 2018 as well as losses on debt extinguishment during 2017, partially offset by promote income recognized during 2017.

- Core FFO was $0.35 per diluted share for the fourth quarter of 2018, compared to $0.30 per diluted share for the fourth quarter of 2017. The increase in Core FFO per diluted share was largely driven by the same factors as the increase in FFO per diluted share, as defined by NAREIT. Core FFO was $1.33 per diluted share for the full year 2018 compared to $1.24 per diluted share for the full year 2017. The increase to Core FFO for the full year was driven by increased investment in real estate assets, lower interest expense and overall improved operational performance.

- Operating performance within the company's industrial portfolio included:

- Total stabilized occupancy at December 31, 2018 of 98.0 percent compared to 97.9 percent at September 30, 2018 and 98.5 percent at December 31, 2017
- Total in-service occupancy at December 31, 2018 of 96.3 percent compared to 96.8 percent at September 30, 2018 and 95.7 percent at December 31, 2017
- Total occupancy, including properties under development, of 93.8 percent at December 31, 2018 compared to 93.7 percent at September 30, 2018 and 93.8 percent at December 31, 2017
- Tenant retention of 87.9 percent for the quarter and 81.1 percent for the year
- Same-property net operating income growth of 3.5 percent and 4.3 percent for the three and twelve-month periods ended December 31, 2018 compared to the same periods in 2017
- Total leasing activity of 8.1 million square feet for the quarter and 28.0 million for the year
- Overall cash and annualized net effective rent growth on new and renewal leases of 7.0 percent and 25.3 percent, respectively, for the quarter and 9.5 percent and 25.4 percent, respectively, for the year

- Capital transactions in the fourth quarter included:
  - Started three new development projects with expected costs of $101 million, bringing the total expected costs of development starts for the year to $862 million
  - Completed $143 million in acquisitions of three properties during the quarter bringing total acquisitions for the year to $353 million

**Real Estate Investment Activity**

Mr. Connor further stated, "We started $101 million of developments during the quarter, totaling 1.7 million square feet, which were 68 percent pre-leased. Our development pipeline at December 31, 2018 was 55 percent leased and consisted of 22 properties totaling 9.5 million square feet, with expected costs of $749 million. During 2018, we increased the amount of speculative space in our portfolio, both in service and under development, while holding our overall occupancy steady. This speculative space, both in service and under development, provides significant opportunity for overall growth in net operating income, Core FFO and AFFO. We are confident in our ability to further lease up our pipeline during 2019.

During the fourth quarter we acquired two fully leased properties, totaling 512,000 square feet, in a strategic location in Seattle that allows for easy access to the Ports of Seattle and Tacoma, the Seattle/Tacoma International Airport and Interstate 5. These assets are among only a handful of properties in that submarket with a 36 foot clear height and the acquisition represented a unique opportunity to deploy capital in this high-barrier location. We also

acquired a fully leased property in South Florida, pursuant to a right of first offer negotiated with the seller of a three building portfolio in South Florida that we purchased earlier in the year, further increasing our presence in high-barrier markets and allowing us to generate efficiencies with the assets we already own in the area. These high-barrier market acquisitions were funded by redeploying proceeds from Midwest property dispositions."

**Development**

The fourth quarter included the following development activity:

Consolidated Properties

- During the quarter, the company started two consolidated development projects with expected costs of $51 million. These development projects consisted of a 544,000 square foot speculative development in Chicago and a fully leased 194,000 build to suit development in Savannah.
- Six projects totaling 2.7 million square feet, which were 55 percent leased in total, were placed in service during the quarter.

Unconsolidated Joint Venture Properties

- During the quarter, a 50 percent-owned joint venture started a 972,000 square foot build to suit development in Columbus.

**Acquisitions**

The company acquired two buildings in Seattle totaling 512,000 square feet and one building in South Florida totaling 208,000 square feet, all of which were fully leased.

**Building Dispositions**

Consolidated Properties

Dispositions completed during the fourth quarter included a one million square foot property in Pennsylvania that was fully leased to a subsidiary of Sears.

Unconsolidated Joint Venture Properties

During the fourth quarter, a 50 percent-owned joint venture sold a 242,000 square foot property in Indianapolis pursuant to a tenant purchase option.

## Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.215 per share, or $0.86 per share on an annualized basis. The fourth quarter dividend will be payable on February 28, 2019 to shareholders of record on February 14, 2019.

## 2019 Earnings Guidance

A reconciliation of the company's per share guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $0.92 to $1.16 per diluted share. The company issued guidance for FFO, as defined by NAREIT, of $1.33 to $1.43 per diluted share.

Commenting on the company's 2019 outlook, Mr. Connor stated, "We are introducing 2019 guidance for Core FFO of $1.37 to $1.43 per diluted share. Our 2019 Core FFO guidance is based on the expectation of continued positive operating fundamentals across all of our markets, similar to those experienced in 2018, with strong leasing fundamentals, rent growth and tenants continuing to seek additional space. Our guidance for growth in Adjusted Funds from Operations ("AFFO"), on a share adjusted basis, ranges from 5.1 percent to 10.2 percent and is driven largely by the same reasons as the growth in Core FFO. Our guidance for same property NOI growth ranges from 3.25 percent to 4.75 percent and the projected growth is anticipated to be from continued strong rental rate increases.

We expect to continue development at a robust pace, without needing additional equity financing, while still maintaining a disciplined approach to maintaining a healthy level of pre-leasing. Our guidance for development starts ranges from $600 million to $800 million."

Ranges for the other key assumptions underlying this guidance are as follows:

- Dispositions of non-strategic properties in a range of $350 million to $550 million with the proceeds primarily used to fund development and acquisitions
- Acquisitions of properties in a range of $100 million to $300 million
- Average percent leased of our stabilized portfolio ranging from 96.7 percent to 98.7 percent
- General and administrative expenses ranging from $57 million to $61 million

More specific assumptions and components of the company's 2019 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

## FFO and AFFO Reporting Definitions

***FFO:*** FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). In December 2018, NAREIT issued the 2018 White Paper, which reaffirmed, and in some cases refined, NAREIT's prior determinations concerning FFO. The guidance in the 2018 White Paper allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a REIT's business are excluded from the calculation of FFO. We have made the election to exclude activity related to such real estate assets that are incidental to our business. The guidance in the 2018 White Paper is effective for annual periods beginning after December 15, 2018, with early adoption permitted. We early-adopted the guidance in the 2018 White Paper effective December 31, 2018 and have, accordingly, revised prior periods to reflect that guidance. FFO is calculated as net income or loss in accordance with generally accepted accounting principles ("GAAP") excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income or loss as defined by GAAP and that FFO should be examined in conjunction with net income as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

***Core FFO:*** Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance.

***AFFO:*** AFFO is a supplemental performance measure defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the

company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

**Same-Property Performance**

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of net income from continuing operations to same-property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 17 of its December 31, 2018 supplemental information.

**About Duke Realty Corporation**

Duke Realty Corporation owns and operates approximately 153 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

**Fourth Quarter Earnings Call and Supplemental Information**

Duke Realty Corporation is hosting a conference call tomorrow, January 31, 2019, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

**Cautionary Notice Regarding Forward-Looking Statements**

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's

abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2017. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

**Contact Information:**

**Investors:**
Ron Hubbard
317.808.6060

**Media:**
Helen McCarthy
317.708.8010

# Duke Realty Corporation and Subsidiaries
## Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

| | Three Months Ended December 31, 2018 | Three Months Ended December 31, 2017 | Twelve Months Ended December 31, 2018 | Twelve Months Ended December 31, 2017 |
|---|---|---|---|---|
| Revenues: | | | | |
| Rental and related revenue | **$ 202,858** | $ 179,391 | **$ 785,319** | $ 686,514 |
| General contractor and service fee revenue | **67,999** | 36,228 | **162,551** | 94,420 |
| | **270,857** | 215,619 | **947,870** | 780,934 |
| Expenses: | | | | |
| Rental expenses | **18,206** | 17,616 | **73,075** | 64,582 |
| Real estate taxes | **31,412** | 27,395 | **125,269** | 108,964 |
| General contractor and other services expenses | **64,517** | 35,381 | **153,909** | 89,457 |
| Depreciation and amortization | **80,001** | 76,533 | **312,217** | 273,561 |
| | **194,136** | 156,925 | **664,470** | 536,564 |
| Other operating activities: | | | | |
| Equity in earnings of unconsolidated joint ventures | **5,923** | 4,787 | **21,444** | 63,310 |
| Promote income | **—** | — | **—** | 20,007 |
| Gain on sale of properties | **10,247** | 20,330 | **204,988** | 113,669 |
| Gain on land sales | **3,113** | 795 | **10,334** | 9,244 |
| Other operating expenses | **(1,001)** | (327) | **(3,592)** | (2,554) |
| Impairment charges | **—** | — | **—** | (4,481) |
| General and administrative expenses | **(12,777)** | (13,779) | **(56,218)** | (54,944) |
| | **5,505** | 11,806 | **176,956** | 144,251 |
| Operating income | **82,226** | 70,500 | **460,356** | 388,621 |
| Other income (expenses): | | | | |
| Interest and other income, net | **3,915** | 5,524 | **17,234** | 14,721 |
| Interest expense | **(22,869)** | (21,602) | **(85,006)** | (87,003) |
| Loss on debt extinguishment | **(148)** | — | **(388)** | (26,104) |
| Income from continuing operations, before income taxes | **63,124** | 54,422 | **392,196** | 290,235 |
| Income tax (expense) benefit | **667** | 8,275 | **(8,828)** | 357 |
| Income from continuing operations | **63,791** | 62,697 | **383,368** | 290,592 |
| Discontinued operations: | | | | |
| Income before gain on sales and income taxes | **—** | 689 | **108** | 18,436 |
| Gain on sale of properties | **635** | 128,508 | **3,792** | 1,357,778 |
| Income tax expense | **—** | (1,728) | **—** | (12,465) |
| Income from discontinued operations | **635** | 127,469 | **3,900** | 1,363,749 |
| Net income | **64,426** | 190,166 | **387,268** | 1,654,341 |
| Net income attributable to noncontrolling interests | **(530)** | (1,747) | **(3,539)** | (19,910) |
| Net income attributable to common shareholders | **$ 63,896** | $ 188,419 | **$ 383,729** | $1,634,431 |
| Basic net income per common share: | | | | |
| Continuing operations attributable to common shareholders | **$ 0.18** | $ 0.17 | **$ 1.06** | $ 0.80 |
| Discontinued operations attributable to common shareholders | **—** | 0.35 | **0.01** | 3.78 |
| Total | **$ 0.18** | $ 0.52 | **$ 1.07** | $ 4.58 |
| Diluted net income per common share: | | | | |
| Continuing operations attributable to common shareholders | **$ 0.18** | $ 0.17 | **$ 1.06** | $ 0.80 |
| Discontinued operations attributable to common shareholders | **—** | 0.35 | **0.01** | 3.76 |
| Total | **$ 0.18** | $ 0.52 | **$ 1.07** | $ 4.56 |

# Duke Realty Corporation and Subsidiaries
## Consolidated Balance Sheets
(Unaudited and in thousands)

| | December 31, 2018 | December 31, 2017 |
|---|---|---|
| **ASSETS** | | |
| Real estate investments: | | |
| Real estate assets | $ 7,248,346 | $ 6,593,567 |
| Construction in progress | 477,162 | 401,407 |
| Investments in and advances to unconsolidated joint ventures | 110,795 | 126,487 |
| Undeveloped land | 360,816 | 226,987 |
| | 8,197,119 | 7,348,448 |
| Accumulated depreciation | (1,344,176) | (1,193,905) |
| Net real estate investments | 6,852,943 | 6,154,543 |
| Real estate investments and other assets held-for-sale | 1,082 | 17,550 |
| Cash and cash equivalents | 17,901 | 67,562 |
| Accounts receivable, net | 14,254 | 19,427 |
| Straight-line rent receivable, net | 109,334 | 93,005 |
| Receivables on construction contracts, including retentions | 41,215 | 13,480 |
| Deferred leasing and other costs, net | 313,799 | 292,682 |
| Restricted cash held in escrow for like-kind exchange | — | 116,405 |
| Notes receivable from property sales | 272,550 | 426,657 |
| Other escrow deposits and other assets | 180,946 | 186,885 |
| | $ 7,804,024 | $ 7,388,196 |
| **LIABILITIES AND EQUITY** | | |
| Indebtedness: | | |
| Secured debt, net of deferred financing costs | $ 79,563 | $ 311,349 |
| Unsecured debt, net of deferred financing costs | 2,548,938 | 2,111,542 |
| Unsecured line of credit | 30,000 | — |
| | 2,658,501 | 2,422,891 |
| Liabilities related to real estate investments held-for-sale | — | 1,163 |
| Construction payables and amounts due subcontractors, including retentions | 92,288 | 54,545 |
| Accrued real estate taxes | 73,358 | 67,374 |
| Accrued interest | 16,153 | 17,911 |
| Other liabilities | 205,433 | 210,825 |
| Tenant security deposits and prepaid rents | 45,048 | 39,109 |
| Total liabilities | 3,090,781 | 2,813,818 |
| Shareholders' equity: | | |
| Common shares | 3,589 | 3,564 |
| Additional paid-in capital | 5,244,375 | 5,205,316 |
| Accumulated other comprehensive loss | (4,676) | — |
| Distributions in excess of net income | (585,087) | (676,036) |
| Total shareholders' equity | 4,658,201 | 4,532,844 |
| Noncontrolling interests | 55,042 | 41,534 |
| Total equity | 4,713,243 | 4,574,378 |
| | $ 7,804,024 | $ 7,388,196 |

# Duke Realty Corporation and Subsidiaries
## Summary of EPS, FFO and AFFO
## Three Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

| | 2018 | | | 2017 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income attributable to common shareholders** | $ 63,896 | | | $ 188,419 | | |
| Less dividends on participating securities | (425) | | | (2,454) | | |
| **Net income per common share-basic** | 63,471 | 358,561 | $ 0.18 | 185,965 | 356,204 | $ 0.52 |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | 526 | 3,111 | | 1,750 | 3,287 | |
| Other potentially dilutive securities | | 864 | | | 753 | |
| **Net income attributable to common shareholders-diluted** | $ 63,997 | 362,536 | $ 0.18 | $ 187,715 | 360,244 | $ 0.52 |
| **Reconciliation to FFO** | | | | | | |
| **Net income attributable to common shareholders** | $ 63,896 | 358,561 | | $ 188,419 | 356,204 | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 80,001 | | | 76,558 | | |
| Depreciation, amortization and other - unconsolidated joint ventures | 2,499 | | | 2,408 | | |
| Gains on sales of properties | (10,882) | | | (148,838) | | |
| Gains on land sales | (3,113) | | | (795) | | |
| Income tax benefit triggered by sales of real estate assets | (667) | | | (1,481) | | |
| Gains on sales of real estate assets - unconsolidated joint ventures | (3,908) | | | (3,085) | | |
| Impairment charges - unconsolidated joint venture | 2,214 | | | — | | |
| Noncontrolling interest share of adjustments | (568) | | | 689 | | |
| **NAREIT FFO attributable to common shareholders - basic** | 129,472 | 358,561 | $ 0.36 | 113,875 | 356,204 | $ 0.32 |
| Noncontrolling interest in income of unitholders | 526 | 3,111 | | 1,750 | 3,287 | |
| Noncontrolling interest share of adjustments | 568 | | | (689) | | |
| Other potentially dilutive securities | | 2,811 | | | 3,016 | |
| **NAREIT FFO attributable to common shareholders - diluted** | $ 130,566 | 364,483 | $ 0.36 | $ 114,936 | 362,507 | $ 0.32 |
| Gains on involuntary conversion - unconsolidated joint venture | (2,500) | | | — | | |
| Loss on debt extinguishment | 148 | | | — | | |
| Other income tax items | — | | | (5,066) | | |
| **Core FFO attributable to common shareholders - diluted** | $ 128,214 | 364,483 | $ 0.35 | $ 109,870 | 362,507 | $ 0.30 |
| **AFFO** | | | | | | |
| Core FFO - diluted | $ 128,214 | 364,483 | $ 0.35 | $ 109,870 | 362,507 | $ 0.30 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (8,278) | | | (4,992) | | |
| Amortization of above/below market rents and concessions | (734) | | | (694) | | |
| Stock based compensation expense | 1,960 | | | 2,467 | | |
| Noncash interest expense | 1,544 | | | 1,333 | | |
| Second generation concessions | (29) | | | (678) | | |
| Second generation tenant improvements | (6,242) | | | (7,433) | | |
| Second generation leasing costs | (9,703) | | | (9,374) | | |
| Building improvements | (6,782) | | | (6,900) | | |
| **AFFO - diluted** | $ 99,950 | 364,483 | | $ 83,599 | 362,507 | |

# Duke Realty Corporation and Subsidiaries
## Summary of EPS, FFO and AFFO
## Twelve Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

| | 2018 | | | 2017 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income attributable to common shareholders** | **$ 383,729** | | | **$ 1,634,431** | | |
| Less dividends on participating securities | (1,675) | | | (3,981) | | |
| **Net income per common share-basic** | **382,054** | **357,569** | **$ 1.07** | **1,630,450** | **355,762** | **$ 4.58** |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | 3,528 | 3,290 | | 15,176 | 3,303 | |
| Other potentially dilutive securities | 1,675 | 2,438 | | 3,981 | 2,946 | |
| **Net income attributable to common shareholders-diluted** | **$ 387,257** | **363,297** | **$ 1.07** | **1,649,607** | **362,011** | **$ 4.56** |
| **Reconciliation to FFO** | | | | | | |
| **Net income attributable to common shareholders** | **$ 383,729** | **357,569** | | **$ 1,634,431** | **355,762** | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 312,217 | | | 299,472 | | |
| Depreciation, amortization and other - unconsolidated joint ventures | 9,146 | | | 9,674 | | |
| Gains on sales of properties | (208,780) | | | (1,466,599) | | |
| Gains on land sales | (10,334) | | | (9,244) | | |
| Income tax expense triggered by sales of real estate assets | 8,828 | | | 17,660 | | |
| Impairment charges | — | | | 4,481 | | |
| Gains on sales of real estate assets - unconsolidated joint ventures | (12,094) | | | (53,897) | | |
| Impairment charges - unconsolidated joint venture | 2,214 | | | — | | |
| Noncontrolling interest share of adjustments | (923) | | | 11,023 | | |
| **NAREIT FFO attributable to common shareholders - basic** | **484,003** | **357,569** | **$ 1.35** | **447,001** | **355,762** | **$ 1.26** |
| Noncontrolling interest in income of unitholders | 3,528 | 3,290 | | 15,176 | 3,303 | |
| Noncontrolling interest share of adjustments | 923 | | | (11,023) | | |
| Other potentially dilutive securities | | 2,438 | | | 2,946 | |
| **NAREIT FFO attributable to common shareholders - diluted** | **$ 488,454** | **363,297** | **$ 1.34** | **$ 451,154** | **362,011** | **$ 1.25** |
| Gains on involuntary conversion - unconsolidated joint venture | (3,897) | | | — | | |
| Loss on debt extinguishment | 388 | | | 26,104 | | |
| Promote income | — | | | (20,007) | | |
| Other income tax items | — | | | (7,685) | | |
| **Core FFO attributable to common shareholders - diluted** | **$ 484,945** | **363,297** | **$ 1.33** | **$ 449,566** | **362,011** | **$ 1.24** |
| **AFFO** | | | | | | |
| Core FFO - diluted | $ 484,945 | 363,297 | $ 1.33 | $ 449,566 | 362,011 | $ 1.24 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (26,037) | | | (17,328) | | |
| Amortization of above/below market rents and concessions | (2,332) | | | 1,201 | | |
| Stock based compensation expense | 20,198 | | | 18,490 | | |
| Noncash interest expense | 5,788 | | | 5,780 | | |
| Second generation concessions | (164) | | | (772) | | |
| Second generation tenant improvements | (18,436) | | | (18,630) | | |
| Second generation leasing commissions | (25,935) | | | (24,634) | | |
| Building improvements | (9,947) | | | (15,015) | | |
| **AFFO - diluted** | **$ 428,080** | **363,297** | | **$ 398,658** | **362,011** | |

## Duke Realty Corporation and Subsidiaries
## Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

| | Three Months Ended | |
|---|---|---|
| | December 31, 2018 | December 31, 2017 |
| Income from continuing operations before income taxes | $ 63,124 | $ 54,422 |
| Share of same property NOI from unconsolidated joint ventures | 4,169 | 3,997 |
| Income and expense items not allocated to segments | 93,683 | 80,622 |
| Earnings from service operations | (3,482) | (847) |
| Properties not included and other adjustments | (41,383) | (25,980) |
| Same property NOI - Cash Basis | $ 116,111 | $ 112,214 |
| Percent Change | 3.5% | |

| | Twelve Months Ended | |
|---|---|---|
| | December 31, 2018 | December 31, 2017 |
| Income from continuing operations before income taxes | $ 392,196 | $ 290,235 |
| Share of same property NOI from unconsolidated joint ventures | 16,189 | 15,989 |
| Income and expense items not allocated to segments | 207,393 | 230,686 |
| Earnings from service operations | (8,642) | (4,963) |
| Properties not included and other adjustments | (147,464) | (91,273) |
| Same property NOI - Cash Basis | $ 459,672 | $ 440,674 |
| Percent Change | 4.3% | |

## Duke Realty Corporation and Subsidiaries
## Reconciliation of 2019 FFO Guidance
(Unaudited )

| | Pessimistic | Optimistic |
|---|---|---|
| Net income attributable to common shareholders - diluted | **$ 0.92** | **$ 1.16** |
| Depreciation and gains on sales of real estate assets (including share of unconsolidated joint ventures) | 0.41 | 0.27 |
| NAREIT FFO attributable to common shareholders - diluted | **$ 1.33** | **$ 1.43** |
| Non-incremental costs related to successful leases | 0.04 | 0.02 |
| Other reconciling items | — | (0.02) |
| Core FFO attributable to common shareholders - diluted | **$ 1.37** | **$ 1.43** |